                                                                   EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.
                 LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1995

     All subsidiaries are incorporated in Indiana, except for Elm Energy and Recycling (UK) Ltd., which is incorporated in United Kingdom; FuelMaker Corporation, which is incorporated in Canada; Inventory Management and Distribution Company, L.L.C. and NFC Acquisition Company, which are incorporated in Texas; N Squared Aviation L.L.C. and Triumph Natural Gas, Inc., which is incorporated in Delaware; and Southlake Energy, Inc., which is incorporated in Alberta. All subsidiaries are wholly-owned unless otherwise indicated.

801 East Corp.

Crossroads Pipeline Company

Hamilton Harbour Insurance Services, Ltd.

Kokomo Gas and Fuel Company

Lakeside Energy Corporation

NIPSCO Capital Markets, Inc.

NIPSCO Development Company, Inc.
     Its subsidiaries are:
         Analytic Systems Laboratories, Inc.(1)
         Elm Energy and Recycling (UK) Ltd.(1)
         FuelMaker Corporation(4)
         G. R. Clark Corporation
         Green Fuels, Inc.
         Harbor Coal Company
         International Polymer Corp.
         JOF Transportation Company
         KOGAF Enterprise, Inc.
         Lake Erie Land Company
             Its subsidiary is:
                 SCC Services, Inc.
         N Squared Aviation, L.L.C.(5)
         NDC Douglas Properties, Inc.
         NIPSCO International Power Systems Company
         NIPSCO Security Services, Inc.
         Portside Energy Corporation
         Process and Control Technology Corporation
         RIC, Inc.
             Its subsidiary is:
                 Cardinal Property Management, Inc.
         Riverside Caloric Company

NIPSCO Energy Services, Inc.
     Its subsidiaries are:
         Inventory Management and Distribution Company, L.L.C.(6)
         NESI Energy Marketing, L.L.C.(3)
         NIPSCO Energy Trading Corp.
         NIPSCO Fuel Company, Inc.
                 NFCO Acquisition Company
                 Southlake Energy, Inc.
         NI-TEX, Inc.
         Triumph Natural Gas, Inc.(3)

                                                                   EXHIBIT 21

                            NIPSCO INDUSTRIES, INC.
                 LIST OF SUBSIDIARIES AS OF DECEMBER 31, 1995



North Lake Energy Corporation

Northern Indiana Fuel and Light Company, Inc.
     Its subsidiary is:
         Northern Indiana Trading Company

Northern Indiana Public Service Company
     Its subsidiaries are:
         NIPSCO Exploration Company, Inc.
         NIPSCO ESP Services Corporation
         Shore Line Shops, Incorporated

Primary Energy, Inc.

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(1) Majority-owned subsidiary of NIPSCO Development Company, Inc.
(2) Majority-owned subsidiary of KOGAF Enterprises, Inc.
(3) Majority-owned subsidiary of NIPSCO Energy Services, Inc.
(4) 50% owned subsidiary of NIPSCO Development Company, Inc.
(5) Minority-owned subsidiary of NIPSCO Development Company, Inc.
(6) Minority-owned interest of NIPSCO Energy Service, Inc.